Exhibit 4.2

Execution Version

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

OFFICERS’ CERTIFICATE
PURSUANT TO SECTION 301 OF INDENTURE

May 2, 2014

Each of the undersigned, Anthony B. Ashley and Adam S. Forman, the Vice President and Treasurer and the Vice President and Secretary, respectively, of El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Company”), does hereby establish the terms of a series of senior debt Securities of the Company under the Indenture relating to senior debt Securities, dated as of May 2, 2014 (the “Indenture”), among the Company, as the issuer, El Paso Pipeline Partners, L.P., a Delaware limited partnership, as guarantor of such senior debt Securities (the “Parent Guarantor”), and U.S. Bank National Association, as the trustee (the “Trustee”), pursuant to resolutions adopted by the Board of Directors of the Company, or a committee thereof, on April 29, 2014 and in accordance with Section 301 of the Indenture, as follows:

1.              The title of the Securities shall be “4.30% Senior Notes due 2024” (the “Notes”);

2.              The aggregate principal amount of the Notes that shall be issued, authenticated and delivered under the Indenture on the date hereof (the “Initial Notes”) shall be $600,000,000; and any additional principal amount of the Notes may be issued after such date in accordance with the terms and provisions of the Indenture, without the consent of Holders of the Notes, so long as such additional principal amount of the Notes are authenticated as required by the Indenture;

3.              The Initial Notes shall be issued on May 2, 2014; the principal of the Notes shall be payable on May 1, 2024; and the Notes will not be entitled to the benefit of a sinking fund;

4.              The Notes shall bear interest at the rate of 4.30% per annum, which interest shall accrue from May 2, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, which dates shall be May 1 and November 1 of each year, and such interest shall be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2014, to holders of record at the close of business on the April 15 and October 15, respectively, next preceding each such Interest Payment Date;

5.              The principal of, premium, if any, and interest on, the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York, New York; provided, however, that at the option of the Company, payment of interest may be made from such office in the Borough of Manhattan, New York, New York by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. If at any time there shall be no such office or agency in the Borough of Manhattan, New York, New York, where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, New York, New York, in order that the Notes shall at all times be payable in the Borough of Manhattan, New York, New York. The Company hereby initially designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York, New York, as one such office or agency;

6.              The Trustee is initially appointed as agent of the Company (a) where the Notes may be presented for registration of transfer or exchange, (b) where notices and demands to or upon the Company in respect of the Notes or the Indenture may be made or served and (c) where the Notes may be presented for payment of principal and interest;

7.              At any time prior to February 1, 2024, the Notes will be redeemable, at the Company’s option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days’ notice mailed to each Holder of the Notes to be redeemed at the Holder’s address appearing in the Security Register, at a price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Premium (as defined below) plus accrued and unpaid interest to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date. At any time on or after February 1, 2024, the Notes will be redeemable in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to, but excluding, the Redemption Date. Any redemption of the Notes shall be subject to the further provisions of Article XI of the Indenture.

“Make-Whole Premium” on any Note, or portion of a Note, to be redeemed means an amount equal to the excess, if any, of:

(1)  the sum of the present values, calculated as of the Redemption Date, of:

•  each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, being redeemed on each Interest Payment Date occurring after the Redemption Date, excluding any accrued and unpaid interest for the period prior to the Redemption Date; and

• the principal amount of the Note, or portion of a Note, being redeemed;

over

(2)  the principal amount of the Note, or portion of a Note, being redeemed.

The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of

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financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield, as defined below, plus 25 basis points.

The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to make that appointment at least 30 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, the financial institution named in the Notes will make the calculation. If the financial institution named in the Notes is unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the Trustee will make the calculation.

For purposes of determining the Make-Whole Premium, Treasury Yield refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes to be redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term of the Notes to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term of the Notes to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by a method that the Trustee deems fair and appropriate or, in the case of global notes, in accordance with the procedures of the DTC (as defined in clause (9) below). The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 or integral multiples of $1,000 in excess thereof;

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8.              Payment of principal of, and interest on, the Notes shall be without deduction for taxes, assessments or governmental charges paid by the Holders of the Notes;

9.              The Notes and form of notation of the Securities Guarantee are approved in the form attached hereto as Exhibit A and shall be issued upon original issuance in whole in the form of one or more book-entry Global Securities, and the Depositary shall be The Depository Trust Company (“DTC”);

10.       The Notes shall be entitled to the benefits of the Indenture, including the covenants and agreements of the Company and the covenants and agreements of the Parent Guarantor set forth therein, except to the extent expressly otherwise provided in this Officers’ Certificate or in the Notes; and

11.       The Notes shall be fully and unconditionally guaranteed by the Parent Guarantor as set forth in Article XIV of the Indenture.

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture.

(The remainder of this page is intentionally left blank)

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IN WITNESS WHEREOF, each of the undersigned has executed this Officers’ Certificate as of the date first written above.

/s/ Anthony B. Ashley
Anthony B. Ashley
Vice President and Treasurer

/s/ Adam S. Forman
Adam S. Forman
Vice President and Secretary

Signature Page to Officers’ Certificate

Exhibit A

Form of Global Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

4.30% SENIOR NOTES DUE 2024

NO.	U.S.$

CUSIP No. 28370T AG4

ISIN: US28370TAG40

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C., a Delaware limited liability company (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of                     United States Dollars (U.S.$                    ) on May 1, 2024, and to pay interest thereon from May 2, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 2014, at the rate of 4.30% per annum, until the principal hereof is paid or made available for payment, and at the same rate per annum on any overdue principal and premium and, to the extent lawful, on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

The principal of, premium, if any, and interest on, the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York, New York; provided, however, that at the option of the Company, payment of interest may be made from such office in the Borough of Manhattan, New York, New York by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. If at any time there shall be no such office or agency in the Borough of Manhattan, New York, New York, where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, New York, New York, in order that the Notes shall at all times be payable in the Borough of Manhattan, New York, New York. The Company hereby initially designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York, New York, as one such office or agency

Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:
	Name:	Anthony B. Ashley
	Title:	Vice President and Treasurer

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

[Reverse of Note]

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

4.30% Senior Notes due 2024

This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of May 2, 2014 (the “Indenture”), among the Company, El Paso Pipeline Partners, L.P. (the “Parent Guarantor”), and U.S. Bank National Association, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.  This Security is one of the series designated on the face hereof. This series of Securities may be reopened for issuances of additional Securities without the consent of the Holders.

This Security is the general, unsecured, senior obligation of the Company and is guaranteed as set forth in the Indenture pursuant to a guarantee (the “Securities Guarantee”) by the Parent Guarantor.

At any time prior to February 1, 2024, the Securities of this series will be redeemable, at the Company’s option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days’ notice mailed to each Holder of the Securities to be redeemed at the Holder’s address appearing in the Security Register, at a price equal to 100% of the principal amount of the Securities of this series to be redeemed plus a Make-Whole Premium (as defined below) plus accrued and unpaid interest to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date. At any time on or after February 1, 2024, the Securities of this series will be redeemable in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. In no event will the Redemption Price ever be less than 100% of the principal amount of the Securities of this series being redeemed plus accrued interest to, but excluding, the Redemption Date.

“Make-Whole Premium” on any Note, or portion of a Note, to be redeemed means an amount equal to the excess, if any, of:

(1)  the sum of the present values, calculated as of the Redemption Date, of:

•            each interest payment that, but for the redemption, would have been payable on the Security, or portion of a Security, being redeemed on each Interest Payment Date occurring after the Redemption Date, excluding any accrued and unpaid interest for the period prior to the Redemption Date; and

•            the principal amount of the Security, or portion of a Security, being redeemed;

over

(2)  the principal amount of the Security, or portion of a Security, being redeemed.

The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield, as defined below, plus 25 basis points.

The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to make that appointment at least 30 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, RBC Capital Markets, LLC will make the calculation. If RBC Capital Markets, LLC is unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the Trustee will make the calculation.

For purposes of determining the Make-Whole Premium, Treasury Yield refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities of the series to be redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term of the Securities of the series to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term of the Securities of the series to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearest 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the

Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

If less than all of the Securities of this series are to be redeemed, the Trustee will select the Securities to be redeemed by a method that the Trustee deems fair and appropriate or, in the case of global notes, in accordance with the procedures of The Depository Trust Company. The Trustee may select for redemption the Securities of this series and portions of such Securities in amounts of U.S.$1,000 or integral multiples of U.S.$1,000 in excess thereof.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Parent Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Parent Guarantor and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Parent Guarantor with certain provisions of the Indenture.  The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

This Security shall be entitled to the benefits of the Indenture, including the covenants and agreements of the Company set forth therein, except to the extent expressly otherwise set forth herein.

This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Parent Guarantor, the Trustee and any agent of the Company, the Parent Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Parent Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or the Securities Guarantee endorsed thereon, or for any claim based thereon or otherwise in respect thereof, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager or director, as such, past, present or future, of the Company or the Parent Guarantor or of any successor Person, either directly or through the Company or the Parent Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

The Indenture contains provisions that relieve the Company and the Parent Guarantor from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Company and the Guarantor with certain conditions set forth in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE NOTATION

4.30% Senior Notes due 2024 of
El Paso Pipeline Partners Operating Company, L.L.C.

The undersigned Parent Guarantor (which term includes any successor Person in such capacity under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Company.

The obligations of the Parent Guarantor to the Holders of Securities of this series and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.

Parent Guarantor:

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its General Partner

By:
Name:	Anthony B. Ashley
Title:	Vice President and Treasurer